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                          Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney World Funds, Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney World Funds, Inc. (the "Funds"), in the respective Prospectus and Statement of Additional Information, of our report dated December 11, 2002, on the statements of assets and liabilities as of October 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the respective Prospectus and "Independent Auditors" in the Statement of Additional Information.

Portfolios
----------

Global Government Bond Portfolio
International All Cap Growth Portfolio
European Portfolio




                                                                        KPMG LLP


New York, New York
February 24, 2003